Prudential Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			February 16, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential Sector Funds, Inc.

		File Nos. 2-72097 and 811-03175

	On behalf of the Prudential Sector Funds, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule
24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.

Very truly yours,

          /s/ M. Sadiq Peshimam
      _________________
      M. Sadiq Peshimam
      Assistant Treasurer